UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 8, 2015

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Updated Guidance for Q4 FY 15 Fiscal Quarter

WestRock Company (“WestRock” or “Company”) previously provided certain assumptions related to its forecasted financial performance for the September quarter of 2015 as part of the “Key Financial Statistics and Other Information – Outlook” section of its Q3 FY15 Results presentation as furnished in a Form 8-K on July 30, 2015. WestRock is updating certain assumptions as well as providing new information to help investors better understand our company and our expectations for the quarter.

Estimated Impact on Reported Q4 FY15 Results from Additional Work on Purchase Price Accounting - Over the last month we have updated our assumptions for the fair market value of certain assets and liabilities as well as the depreciable lives of certain assets to be used in our opening balance sheet following the WestRock merger. The purchase price allocation work is on-going and continues to be subject to material revision.

a)	Depreciation, Depletion and Amortization – We estimate this expense for the September quarter of 2015 to be $280 million, compared to our previous estimate of $270 million. As a basis of comparison, the combined total of Depreciation, Depletion and Amortization for WestRock’s predecessor companies for the June quarter of 2015 was $235 million and was $244 million for the September quarter of 2014. The breakout by segment or corporate area is as follows:

($ in millions)
	Estimate	Combined	Combined
WestRock	Q4 FY15	Q4 FY14	Q3 FY15
Corrugated Packaging	$134	$131	$131
Consumer Packaging	110	96	87
Specialty Chemicals	29	8	9
Land & Development	1	1	1
Corporate	6	8	7
Total	$280	$244	$235

b)	Foreign Exchange Currency Hedges – MeadWestvaco Corporation had foreign currency hedging transactions in place on June 30, 2015, the deferred gains for which were eliminated in purchase accounting and will result in $4 million less pre-tax income than otherwise would have been recognized in the fourth fiscal quarter.

c)	Book Interest Expense - We forecast that book interest expense for the September quarter of 2015 will increase from our previous estimates by $3 million, from $66 million to $69 million, primarily as a result of changes to the fair values of debt as required under the purchase accounting rules.

d)	Land and Development segment – We expect segment income to be reduced in future periods due to the step up in basis of assets to fair market value. However, the step up will have no impact on future cash flows. The segment recently sold the Camp Hall land tract for approximately $34 million which was at fair value and as such recorded no gain. Primarily as a result of the purchase accounting impact, we estimate that segment income in Land and Development for the September quarter will be a loss of approximately $5 million.

e)	Net Income Attributable to Non-controlling Interests – We estimate the amount to be attributable to non-controlling interests during the September quarter to be approximately break-even.

Pension Income – WestRock’s September quarter 2015 qualified and non-qualified defined benefit pension income is estimated at approximately $5 million pre-tax. As a basis of comparison, the combined total of qualified and non-qualified defined benefit pension income for WestRock’s predecessor companies for the June quarter of 2015 and the September quarter of 2014, was pre-tax income of $16 million and $28 million, respectively. The primary drivers of this reduction in pension income includes reduced expected return on pension assets as a result of pension de-risking, increased mortality assumptions and lower discount rates.

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Defined Benefit Pension Income/(Expense)
($ in millions)

	Estimate	Combined	Combined
WestRock	Q4 FY15	Q4 FY14	Q3 FY15
Corrugated Packaging	$(6)	$(4)	$(5)
Consumer Packaging	(12)	(3)	(3)
Specialty Chemicals	(2)	0	0
Land & Development	(0)	0	0
Corporate	25	35	24
	$5	$28	$16

Average Diluted Shares Outstanding - During the September quarter, the Company has made open market purchases of approximately 4.5 million shares of its stock under its 40 million share repurchase authorization. We expect that our average diluted shares outstanding for the fiscal fourth quarter for purposes of calculating quarterly earnings per share will be approximately 264 million shares.

Spare Parts Inventory – During the September quarter of 2014, legacy Rock-Tenn Company (“RockTenn”) recorded $23.2 million of pre-tax income in its Corrugated Packaging segment related to the write-up of acquired spare parts inventory to fair market value. This information was disclosed to investors at that time as part of RockTenn’s quarterly earnings process. WestRock does not expect that it will have any income benefit related to the write-up of spare parts inventory to fair market value in the September quarter of 2015.

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CAUTIONARY STATEMENT

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include statements regarding, among other things, the expected impact of our assumptions for the fair market value of certain assets and liabilities as well as the depreciable lives of certain assets to be used in our opening balance sheet, including those related to our expected depreciation, depletion and amortization; the expected significant reduction in segment income for the Land and Development segment in future periods due to the step up in basis of assets to fair market value; the anticipated effect from the elimination of deferred gains on foreign exchange currency hedges due to purchase accounting; book interest expense; net income attributable to non-controlling interests; our expected qualified and non-qualified defined benefit pension income; our expected average diluted shares outstanding for the fourth quarter; and the anticipated lack of any income benefit related to our write-up of spare parts inventory to fair market value in Q4 FY 15. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in Rock-Tenn 's and MeadWestvaco's past filings with the Securities and Exchange Commission, including under the caption "Business – Forward-Looking Information" and "Risk Factors" in RockTenn's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and "Management's discussion and analysis of financial condition and results of operations – Forward-looking Statements" and "Risk factors" in MeadWestvaco's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These risks, as well as other risks associated with RockTenn, MeadWestvaco and WestRock are also more fully discussed under the caption "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Registration Statement on Form S-4 filed by WestRock on March 10, 2015 (which registration statement was amended on April 20, 2015, May 6, 2015, and May 18, 2015, and was declared effective on May 19, 2015). The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: September 8, 2015
	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary

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